UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 29, 2010

LiveDeal, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-33937	85-0206668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2490 East Sunset Road, Suite 100, Las Vegas, Nevada	89120
(Address of Principal Executive Offices)	(Zip code)

(702) 654-9646
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On November 29, 2010, LiveDeal, Inc. (the “Company”) and Joint Corporation FeelTech Investment Unit 1 (the “Purchaser”) entered into a Stock Purchase Agreement (the “Agreement”) for the purchase of $200,000 worth of the Company’s common stock, $0.001 par value per share (“Common Stock”), over a three month period.

Under the terms of the Agreement, the Company agreed to sell, and the Purchaser is obligated to purchase, Common Stock in multiple investment tranches (each, a “Tranche”) for an aggregate purchase price of $200,000.  The per share price in each Tranche is to be determined by adding (i) US$0.50 and (ii) the average closing price for the Common Stock as reported by the NASDAQ Capital Market for the 90-day period immediately preceding (but not including) the closing date of the applicable Tranche.  The Agreement provides that the Tranches will be satisfied by the Purchaser as follows:

•
$50,000 was wired to the Company on December 3, 2010 in exchange for the Company’s issuance of 8,000 shares of Common Stock (determined by using the $6.25 per share purchase price applicable to the first Tranche).

•	an additional US$50,000 shall be wired to the Company’s designated account on or before December 25, 2010.

•	an additional US$50,000 shall be wired to the Company’s designated account on or before January 25, 2011.

•	an additional US$50,000 shall be wired to the Company’s designated account on or before February 25, 2011.

The Purchaser’s obligation to purchase shares in future Tranches by the dates specified is conditioned upon, among other things, the representations and warranties of the Company contained in the Agreement being accurate as of such dates. The Purchaser’s failure to satisfy the terms of the remaining Tranches would result in the Company having the right to repurchase any and all shares previously issued to the Purchaser for an amount equal to the applicable purchase price of such shares less US$0.50 per share.

The Company issued and sold the shares of Common Stock to the Purchaser in reliance on the exemption provided under Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated by the Securities and Exchange Commission (the “SEC”) thereunder.

The Agreement contains certain representations and warranties of the Purchaser and the Company, including customary investment-related representations provided by the Purchaser, as well as acknowledgements by the Purchaser that it has reviewed certain disclosures of the Company (including the periodic reports that the Company has filed with the SEC) and that the Company’s issuance of the shares has not been registered with the SEC or qualified under any state securities laws. The Company provided customary representations regarding, among other things, its organization, capital structure, subsidiaries, disclosure reports, absence of certain legal or governmental proceedings, financial statements, tax matters, insurance matters, real property and other assets, and compliance with applicable laws and regulations.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
99.1	Press release issued by LiveDeal, Inc. on December 3, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEDEAL, INC.

Date: December 3, 2010	/s/ Lawrence W. Tomsic
Lawrence W. Tomsic
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by LiveDeal, Inc. on December 3, 2010